Exhibit 99

CONTACT:	Len Texter	FOR IMMEDIATE RELEASE
	Vice President, Investor Relations	December 10, 2013
(859) 572-8684

GENERAL CABLE DECLARES QUARTERLY DIVIDEND AND EXTENDS SHARE REPURCHASE

PROGRAM THROUGH THE END OF 2014

HIGHLAND HEIGHTS, KENTUCKY, December 10, 2013 – General Cable Corporation (NYSE: BGC) announced today that its Board of Directors declared a quarterly dividend of $0.18 per share on all outstanding common shares. The dividend is payable on January 7, 2014, to all common shareholders of record at the close of business on December 30, 2013. In addition, the Board extended the Company’s existing $125 million share repurchase program, which was set to expire at the end of 2013, through the end of 2014. This repurchase program has a remaining authorization of $106 million following the repurchase of $19.0 million of common shares in the second quarter of 2013. The Company has not utilized the repurchase program since the end of the second quarter of 2013 primarily due to restrictions implemented relating to the restatement of its financial statements as previously disclosed.

The Company plans to utilize the buyback authority in light of economic conditions; the prevailing market price of the common stock; business financing needs; regulatory requirements including the Company’s compliance policies under securities laws; and alternative capital investment opportunities. The Company believes utilizing a balanced capital deployment approach benefits its shareholders by returning cash through quarterly dividends as well as through share repurchases.

General Cable (NYSE:BGC), a Fortune 500 Company, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, and communications markets. For more information about General Cable visit our website at www.generalcable.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve risks and uncertainties, predict or describe future events or trends and that do not relate solely to historical matters. Forward looking statements include, among others, expressed expectations with regard to the following: “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control. These factors include, but are not limited to: risks relating to additional information arising from the Company’s continuing internal review of VAT and bill and hold transactions adjustments in Brazil and its prior financial statements, as well as the review and audit by the Company’s independent auditors of the Company’s prior financial statements, the Company’s ability to maintain an effective system of internal controls and disclosure controls, the economic strength and competitive nature of the geographic markets that the Company serves; our ability to increase manufacturing capacity and productivity, our ability to increase our selling prices during periods of increasing raw material costs; our ability to service, and meet all requirements under, our debt, and to maintain adequate domestic and international credit facilities and credit lines; the impact of unexpected future judgments or settlements of claims and litigation; the impact of foreign currency fluctuations, compliance with U.S. and foreign laws, the Company’s ability to implement and make appropriate, timely and beneficial decisions as to when, how and if to purchase shares under the repurchase program and the other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to, its annual report on Form 10-K filed with the SEC on March 1, 2013, and subsequent SEC filings. You are cautioned not to place undue reliance on these forward-looking statements. General Cable does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

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Release No 0873

12/10/2013